UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported):	December 7, 2005

TAUBMAN CENTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Michigan	1-11530	38-2033632
(State of Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

200 East Long Lake Road, Suite 300,
Bloomfield Hills, Michigan	48303-0200
(Address of Principal Executive Office)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(248) 258-6800

None

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(d)	On December 7, 2005, the Board of Directors of Taubman Centers, Inc. (the “Company”) appointed William U. Parfet to the Company’s Board of Directors. Mr. Parfet is expected to be appointed to serve on the Audit Committee of the Company’s Board of Directors.

Item 8.01    OTHER EVENTS

On December 7, 2005, the Company issued a press release announcing that the Company’s Board of Directors had approved a share repurchase program authorizing the Company to repurchase up to $50 million of the Company’s common stock.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits

        The following Exhibits are filed with this report:

Exhibit Number 99.1 99.2
Description

Press Release, dated December 8, 2005, issued by Taubman Centers, Inc., entitled, “Taubman Centers Appoints William U. Parfet to Board of Directors”

Press Release, dated December 7, 2005, issued by Taubman Centers, Inc., entitled, “Taubman Centers Board Authorizes $50 Million Share Repurchase Program”

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2005	TAUBMAN CENTERS, INC.

By: /s/ Lisa A. Payne

Lisa A. Payne
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number 99.1 99.2
Description

Press Release, dated December 8, 2005, issued by Taubman Centers, Inc., entitled, “Taubman Centers Appoints William U. Parfet to Board of Directors”

Press Release, dated December 7, 2005, issued by Taubman Centers, Inc., entitled, “Taubman Centers Board Authorizes $50 Million Share Repurchase Program”